Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 29, 2021, we completed the acquisition of the all of the outstanding equity interests of PMM Holding (Luxembourg) AG, the parent company of the Jacob Holm Group (the “Jacob Holm Group”) for an $304.0 million in cash, including the extinguishment of debt and subject to post-closing adjustments (the “Jacob Holm Acquisition”). In addition, on May 13, 2021, we completed our acquisition of the outstanding equity interests in Georgia-Pacific Mt. Holly LLC (“Mt. Holly”) for $170.7 million (the “Mount Holly Acquisition”).
In connection with the Jacob Holm Acquisition, on October 25, 2021, we completed an offering of $500 million aggregate principal amount of 4.750% senior notes due 2029 (the “Notes”).We used the net proceeds of the Notes offered, together with cash on hand, to pay the purchase price for the Jacob Holm Acquisition, to repay certain indebtedness of Jacob Holm, to repay outstanding amounts under our Credit Facility and for other fees and expenses related to the Jacob Holm Acquisition and the Notes offering.
The following unaudited pro forma condensed combined financial information is presented to illustrate the effects on Glatfelter’s historical financial statements after giving effect to the Jacob Holm Acquisition and the Mount Holly Acquisition and related Notes as discussed in the preceding paragraph and is derived from and should be read in conjunction with the historical financial statements and related notes of Glatfelter, Jacob Holm and Mount Holly. The audited combined financial statements of Mt. Holly as of and for the year ended December 31, 2020 and the unaudited interim combined financial statements of Mt. Holly as of and for the three months ended March 31, 2021 were filed by Glatfelter on a Current Report on Form 8-K/A on July 28, 2021. The audited consolidated financial statements of Jacob Holm as of and for the years ended December 31, 2020 and 2019 and the unaudited consolidated financial statements of Jacob Holm as of and for the six months ended June 30, 2021 are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to the Current Report on Form 8-K/A to which this Exhibit 99.3 is also attached as an exhibit.
The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2021 and the year ended December 31, 2020, and the unaudited pro forma condensed combined balance sheet as of June 30, 2021, are presented herein.
The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2021, gives effect to the Mount Holly Acquisition, the Jacob Holm Acquisition, and the Notes offering as if each had occurred on January 1, 2021, and combines (i) the historical condensed consolidated statements of income of Glatfelter (including the results of Mount Holly from May 13, 2021), (ii) Jacob Holm for the six months ended June 30, 2021 and (iii) the historical combined statement of income of Mount Holly for the three months ended March 31, 2021, plus the operating results of Mount Holly from April 1, 2021 through May 13, 2021.
The unaudited pro forma condensed combined statement of income for the year ended December 31, 2020, gives effect to the Jacob Holm Acquisition, the Mount Holly Acquisition and the Notes offering, as if each had occurred on January 1, 2020, and combines the historical consolidated statements of income of Glatfelter, Jacob Holm and Mount Holly for the year ended December 31, 2020.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Jacob Holm Acquisition and the Notes offering as if they had occurred on June 30, 2021 and combines the historical balance sheets of Glatfelter (which includes Mount Holly) and Jacob Holm as of June 30, 2021.
In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that may be achieved as a result of the Mount Holly Acquisition or the Jacob Holm Acquisition, the costs necessary to achieve these cost savings, operating synergies and revenue enhancements or the costs to be incurred to integrate the operations of each acquisition.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what the actual combined financial position or results of operations would have been had the Mount Holly Acquisition, the Jacob Holm Acquisition and the Notes offering been completed on the dates indicated or what such financial position or results would be for future periods.

The presentation of certain items in the historical financial statements of Mount Holly and Jacob Holm have been conformed to Glatfelter’s presentation for purposes of the unaudited pro forma condensed combined financial information.
The historical financial statements of Jacob Holm have been prepared in accordance with IFRS as issued by the IASB. We have assessed the differences between IFRS and GAAP and, where material, the financial information of Jacob Holm included in the unaudited pro forma condensed combined statements of income and balance sheet has been conformed to accounting principles under GAAP. In addition, certain amounts in the Jacob Holm historical audited and unaudited combined statements of income have been reclassified to conform to Glatfelter’s presentation in the pro forma combined consolidated financial statements.
Further, the historical consolidated financial statements of Jacob Holm were prepared in euros. Accordingly, the unaudited pro forma condensed combined financial information reflects a translation of such statements into U.S. dollars. See Note 3 to the accompanying notes to the unaudited pro forma condensed combined consolidated financial information for the translation methodology. Based on its review of Jacob Holm’s historical consolidated financial statements, prepared in accordance with IFRS as issued by the IASB, we are not aware of any further adjustment that would be required to Jacob Holm’s historical financial statements in connection with the preparation of the unaudited pro forma condensed combined consolidated financial information.
With respect to the Jacob Holm Acquisition, we are in the process of finalizing an analysis of the estimated fair value of the assets acquired and liabilities assumed necessary to complete the purchase price allocation. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to change.
With respect to the Mount Holly Acquisition, the unaudited pro forma condensed combined financial information reflects the allocation of our cost to acquire Mount Holly to the assets acquired and the liabilities assumed based on management’s estimate of the fair value using valuation techniques such as discounted cash flow models, appraisals and similar methodologies. This purchase price allocation is reflected in Glatfelter’s historical unaudited condensed consolidated balance sheet.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the six months ended June 30, 2021

	Historical (1)
In thousands, except per share	Glatfelter	Mount Holly - three months ended March 31, 2021 (2)	Mount Holly - April 1, 2021 to May 13, 2021 (2)	Jacob Holm U.S. GAAP (3)	Transaction Adjustments (4)		Glatfelter Pro Forma Combined
Net sales	$470,585	$20,957	$9,541	$189,365	$—		$690,448
Costs of products sold	395,735	17,215	10,609	160,295	(384)	(4a)	583,470
Gross profit	74,850	3,742	(1,068)	29,070	384		106,978
Selling, general and administrative expenses	51,811	2,077	1,153	19,418	(3,682)	(4c)	70,777
Gains on dispositions of plant, equipment and timberlands, net	(2,403)	—	133	—	—		(2,270)
Operating income	25,442	1,665	(2,354)	9,652	4,066		38,471
Non-operating income (expense)
Interest expense	(3,303)	—	—	(3,366)	(9,292)	(4e)	(15,961)
Interest income	31	—	—	4	—		35
Other, net	(1,073)	—	(123)	2,467	—		1,271
Total non-operating expense	(4,345)	—	(123)	(895)	(9,292)		(14,655)
Income (loss) before income taxes	21,097	1,665	(2,477)	8,757	(5,226)		23,816
Income tax provision (benefit)	11,211	408	(594)	1,165	(1,266)	(4g)	10,924
Income (loss) from continuing operations	$9,886	$1,257	$(1,883)	$7,592	$(3,960)		$12,892

Earnings per share
Basic	$0.22						0.29
Diluted	0.22						0.29

Weighted average shares outstanding
Basic	44,507						44,507
Diluted	44,865						44,865
See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

1.Refer to Note 3 for the description of the historical amounts.
2.Refer to Note 3b for the details of the Mount Holly historical amounts.
3.Refer to Note 3c for the details of the Jacob Holm historical amounts.
4.Refer to Note 4 for details of the Transaction accounting adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the year ended December 31, 2020

	Historical (5)
In thousands, except per share	Glatfelter	Mount Holly (6)	Jacob Holm U.S. GAAP (7)	Transaction Adjustments (8)		Glatfelter Pro Forma Combined
Net sales	$916,498	$101,169	$403,911	$—		$1,421,578
Costs of products sold	768,629	80,497	339,071	(2,654)	(4b)	1,185,543
Gross profit	147,869	20,672	64,840	2,654		236,035
Selling, general and administrative expenses	100,045	9,879	32,177	18,613	(4d)	160,714
Gains on dispositions of plant, equipment and timberlands, net	(1,332)	545	—	—		(787)
Operating income	49,156	10,248	32,663	(15,959)		76,108
Non-operating income (expense)
Interest expense	(7,022)	—	(7,660)	(17,158)	(4f)	(31,840)
Interest income	399	—	250	—		649
Pension settlement	(6,154)	—	—	—		(6,154)
Other, net	(4,020)	(123)	(7,939)	—		(12,082)
Total non-operating expense	(16,797)	(123)	(15,349)	(17,158)		(49,427)
Income (loss) before income taxes	32,359	10,125	17,314	(33,117)	(4g)	26,681
Income tax provision (benefit)	11,576	3,061	5,280	(2,532)		17,385
Income (loss) from continuing operations	$20,783	$7,064	$12,034	$(30,585)		$9,296

Earnings per share
Basic	$0.47					0.21
Diluted	0.47					0.21

Weighted average shares outstanding
Basic	44,339					44,339
Diluted	44,614					44,614

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

5.Refer to Note 3 for the description of the historical amounts.
6.Refer to Note 3b for the details of the Mount Holly historical amounts.
7.Refer to Note 3c for the details of the Jacob Holm historical amounts.
8.Refer to Note 4 for details of the Transaction accounting adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2021

In thousands	Glatfelter Historical (9)	Jacob Holm Historical U.S. GAAP (10)	Transaction Accounting Adjustments (11)		Transaction Financing	Pro Forma for the Transactions
Assets
Cash and cash equivalents	$84,164	$8,707	$(43,740)	(4h)		$49,131
Accounts receivable, net	144,155	32,126	—			176,281
Inventories	220,206	41,990	5,539	(4i)		267,735
Prepaid expenses and other current assets	43,578	5,569	—			49,147
Total current assets	492,103	88,392	(38,201)		0	542,294

Plant, equipment and timberlands, net	621,103	146,655	13,676	(4i)		781,434
Goodwill	195,461	—	72,991	(4i)		268,452
Intangible assets, net	95,022	2,531	68,729	(4i)		166,282
Other assets	56,401	7,160	20,000	(4i)		83,561
Total assets	$1,460,090	$244,738	$137,195		0	$1,842,023

Liabilities and Shareholders' Equity
Current portion of long-term debt	$24,267	$—	$—			$24,267
Short-term debt	11,884	13,700	—			25,584
Accounts payable	122,834	24,897	—			147,731
Dividends payable	6,233	—	—			6,233
Environmental liabilities	3,206	—	—			3,206
Other current liabilities	73,930	17,844	(2,168)			89,606
Total current liabilities	242,354	56,441	(2,168)		0	296,627

Long-term debt	445,261	151,219	119,923	(4j)		716,403
Deferred income taxes	77,123	—	13,070	(4i)		90,193
Other long-term liabilities	124,107	8,408	41,543	(4i)		174,058
Total liabilities	888,845	216,068	172,368		0	1,277,281

Commitments and contingencies	—	—	—		0	—

Shareholders’ equity
Common stock	544	—	—			544
Capital in excess of par value	62,796	—	—			62,796
Retained earnings	720,934	28,670	(35,173)	(4k)		714,431
Accumulated other comprehensive loss	(64,813)	—	—			(64,813)
	719,461	28,670	(35,173)		0	712,958
Less cost of common stock in treasury	(148,216)	—	—			(148,216)
Total shareholders’ equity	571,245	28,670	(35,173)		0	564,742
Total liabilities and shareholders’ equity	$1,460,090	$244,738	$137,195		0	$1,842,023

See the accompanying notes to the unaudited pro forma condensed combined financial information, which are an integral part of these statements.

9.Refer to Note 3 for the description of the historical amounts.
10.Refer to Note 3c for the details of the Jacob Holm amounts.
11.Refer to Note 4 for details of the Transaction accounting adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the transactions

a. Mount Holly

On May 13, 2021, we completed the acquisition of all the outstanding equity interests in Mount Holly, for
$170.7 million, subject to customary post-closing purchase price adjustments.

b. Jacob Holm

On October 29, 2021, we completed the acquisition of Jacob Holm, a global leading manufacturer of premium quality spunlace nonwoven fabrics for critical cleaning, high-performance materials, personal care, hygiene and medical applications, for approximately $304.0 million including the extinguishment of debt and subject to post-closing adjustments. The transaction, purchase price and acquisition-date preliminary fair values assigned to the assets acquired and liabilities assumed are set out in Note 4 to the unaudited pro forma condensed combined consolidated financial information.

c. Notes financing

We used the net proceeds from the offering of $500 million of 4.750% Notes, together with cash on hand, to pay the purchase price for the Jacob Holm Acquisition, to repay certain indebtedness of Jacob Holm, to repay outstanding borrowings under our Credit Facility and to pay fees and expenses (collectively, the “Transactions”).

2. Basis of presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting to account for the Mount Holly Acquisition and the Jacob Holm Acquisition. Accordingly, we have adjusted the historical consolidated financial information to give effect to the consideration issued in connection with the Mount Holly Acquisition and the Jacob Holm Acquisition. In addition, the unaudited pro forma condensed combined financial information was prepared giving effect to proceeds of, and interest expense associated with, the Notes offering.

Under the acquisition method of accounting, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair market value at the acquisition date. With respect to the Mount Holly Acquisition, fair value is based on management’s estimate of the fair value using valuation techniques such as discounted cash flow models, appraisals and similar methodologies. With respect to the Jacob Holm Acquisition we are in the process of finalizing an analysis of the estimated fair value of the assets acquired and liabilities assumed necessary to complete the purchase price allocation.

Definitive allocations will be finalized based on the completion of certain valuations and other studies. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing this unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value after closing of the Jacob Holm Acquisition, and such revisions could have a material effect on the accompanying unaudited pro forma condensed combined financial information.

3. Historical Financial Information

The historical amounts set forth in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2020 and for the six months ended June 30, 2021 where derived from:
a. Glatfelter—historical financial information derived from Glatfelter’s audited consolidated financial statements as of and for the year ended December 31, 2020 and unaudited condensed consolidated statements as of and for the three months and six months ended June 30, 2021.
b. Mount Holly—historical financial information derived from Mount Holly’s audited combined financial statements for the year ended December 31, 2020 and unaudited interim combined financial statements for the three months ended March 31, 2021, each previously filed by Glatfelter on a Current Report on Form 8-K/A filed on July 28, 2021, adjusted for certain reclassifications necessary to conform the presentation to that of Glatfelter. The historical financial information for the period April 1, 2021 through May 13, 2021 was derived from Mount Holly’s management’s internally produced financial information. Because such financial information did not include a provision for income taxes, management of Glatfelter estimated income taxes assuming an effective tax rate of 24%.
c. Jacob Holm—historical financial information derived from Jacob Holm’s audited consolidated financial statements for the year ended December 31, 2020 and unaudited interim consolidated financial statements for the six months ended June 30, 2021, filed as Exhibit 99.1 and Exhibit 99.2, respectively, to the Current Report on Form 8-K/A to which this Exhibit 99.3 is also filed as an exhibit. The historical consolidated financial statements of Jacob Holm are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) and presented in euros, its reporting currency.
The following table summarizes currency exchange rates used to translate historical financial information from euro to U.S. dollar:

Average rate six months ended June 30, 2021 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2057
Average rate six months ended June 30, 2020 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1015
Average rate 2020 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1413
Spot rate June 30, 2021 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1884

The following tables summarize adjustments from IFRS to GAAP, certain reclassifications necessary to conform the presentation to that of Glatfelter and translation from euros to U.S. dollars.

	For the six months ended June 30, 2021
In thousands	Jacob Holm Group IFRS (i)		U.S. GAAP Adjustments		Jacob Holm Group Adjusted for U.S. GAAP	Reclass		Translation to U.S. Dollars	Jacob Holm Group U.S. GAAP
Net sales	€157,058		€—		€157,058	€—		$32,307	$189,365
Costs of products sold	132,815		133	(ii)	132,948	—		27,347	160,295
Gross profit (loss)	24,243		(133)		24,110	—		4,960	29,070
Selling and marketing expenses	4,208		—		4,208	11,897		3,313	19,418
Administrative expenses	10,292		—		10,292	(10,292)		—	—
Other operating income and expense	373		—		373	(373)		—	—
Operating income (loss)	9,370		(133)		9,237	(1,232)		1,647	9,652
Non-operating income (expense)
Interest expense	(3,157)	(i)	133	(ii)	(3,024)	232	(ii)	(574)	(3,366)
Interest income	2,281	(i)	—		2,281	(2,278)	(ii)	1	4
Other, net	(1,232)	(i)	—		(1,232)	3,278		421	2,467
Total non-operating expense	(2,108)		133		(1,975)	1,232		(152)	(895)
Income before income taxes	7,261		—		7,262	—		1,495	8,757
Income tax provision	966		—		966	—		199	1,165
Income from continuing operations	€6,295		€—		€6,296	€—		$1,296	$7,592

i.The amounts presented are derived from comparable line items in Jacob Holm’s historical unaudited interim consolidated financial statements for the six months ended June 30, 2021 filed herewith as Exhibit 99.2. The sum of certain amounts does not agree to the total presented due to rounding. The amounts derived from Jacob Holm’s unaudited interim consolidated financial statements for the six months ended June 30, 2021 were adjusted to conform to the presentation to that of Glatfelter as follows:

Euros, In thousands		As reported in Jacob Holm Financial Statements
Financial Statement Line Item				Jacob Holm Group IFRS presented above
Jacob Holm	Glatfelter		Reclassification
Special items, net	—	(1,232)	1,232	—
Financial income	Interest income	2,281		2,281
Financial expense	Interest expense	(3,157)		(3,157)
—	Other, net	—	(1,232)	(1,232)
		2,108	—	(2,108)

ii.Represents a reclass of interest expense on financial leases to lease expense to conform to treatment as operating leases under GAAP.
iii.Represents reclass of foreign currency gains and losses to “Other, net.”

	For the year ended December 31, 2020
In thousands	Jacob Holm Group IFRS		U.S. GAAP Adjustments		Jacob Holm Group Adjusted for U.S. GAAP	Reclass		Translation to U.S. Dollars	Jacob Holm Group U.S. GAAP
Net sales	€353,904		€—		€353,904	€—		$50,007	$403,911
Costs of products sold	296,752		340	(iv)	297,092	—		41,979	339,071
Gross profit (loss)	57,152		(340)		56,812	—		8,028	64,840
Selling and marketing expenses	7,540		—		7,540	20,653		3,984	32,177
Administrative expenses	18,909		—		18,909	(18,909)		—	—
Other operating income and expense	50		—		50	(50)		—	—
Operating income (loss)	30,653		(340)		30,313	(1,694)		4,044	32,663
Non-operating income (expense)
Interest expense	(14,008)	(iv)	340	(v)	(13,668)	6,956	(vi)	(948)	(7,660)
Interest income	219	(iv)	—		219	—		31	250
Other, net	(1,694)	(iv)	—		(1,694)	(5,262)		(983)	(7,939)
Total non-operating expense	(15,483)		340		(15,143)	1,694		(1,900)	(15,349)
Income before income taxes	15,170		—		15,170	—		2,144	17,314
Income tax provision (benefit)	4,626		—		4,626	—		654	5,280
Income from continuing operations	€10,544		€—		€10,544	€—		$1,490	$12,034

iv.The amounts presented are derived from comparable line items in Jacob Holm’s historical unaudited interim consolidated financial statements for the year ended December 31, 2020 filed herewith as Exhibit 99.1, adjusted to conform to the presentation to that of Glatfelter as follows:

Euros, In thousands		As reported in Jacob Holm Financial Statements
Financial Statement Line Item				Jacob Holm Group IFRS presented above
Jacob Holm	Glatfelter		Reclassification
Special items, net	—	(1,694)	1,694	—
Financial income	Interest income	219	—	219
Financial expense	Interest expense	(14,008)	—	(14,008)
—	Other, net	—	(1,694)	(1,694)
		(15,483)	—	(15,483)

v.Represents a reclass of interest on financial leases to lease expense to conform to treatment as operating leases under GAAP.
vi.Represents the reclass of currency transaction losses from “Financial expenses” in Jacob Holm historical financial statements to “other, net” to conform to the presentation of Glatfelter, net of “Special items” reclassed from “Other, net’ to “Selling and marketing.”
vii.Represents reclass of foreign currency gains and losses to “Other, net.”

4. Transaction Accounting Adjustments

a) Adjustments to cost of goods sold for the six months ended June 30, 2021 consist of the following:

In thousands	Depreciation & amortization	Lease expense	Total
Eliminate Mount Holly historical expenses	$(1,792)	$—	$(1,792)
Eliminate Jacob Holm historical expenses	(5,277)	—	(5,277)
Transaction-related depreciation - Mount Holly	3,109	—	3,109
Transaction-related depreciation & amortization - Jacob Holm	3,528	—	3,528
Record estimated lease expense related to Mount Holly	—	48	48
Total	$(432)	$48	$(384)

i.A decrease of $432 thousand in depreciation expense due to the difference in the bases of depreciable assets together with changes in the estimated lives resulting from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition; and
ii.Lease expense of $48 thousand due to the application of FASB ASC No. 842, “Leases” (“FASB ASC 842”), to account for the lease of a building in connection with the Mount Holly Acquisition.

b) Adjustments to cost of goods sold for the year ended December 31, 2020 consist of the following:

In thousands	Depreciation & amortization	Lease expense	Total
Eliminate Mount Holly historical expenses	$(5,261)	$—	$(5,261)
Eliminate Jacob Holm historical expenses	(10,796)	—	(10,796)
Transaction-related depreciation & amortization - Mount Holly	6,218	—	6,218
Transaction-related depreciation & amortization - Jacob Holm	7,055	—	7,055
Record estimated lease expense related to Mount Holly	—	130	130
Total	$(2,784)	$130	$(2,654)

i.A $2.8 million decrease in depreciation expense due to the difference in the bases of depreciable assets together with changes in estimated lives resulting from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition; and
ii.Lease expense of $130 thousand due to the application of FASB ASC 842, to account for the lease of a building in connection the Mount Holly Acquisition.

c) Adjustments to selling, general and administrative expenses for the six months ended June 30, 2021 consist of the following:

In thousands	Transaction costs	Intangible asset amortization	Total
Transaction-related amortization - Mount Holly	$—	$909	$909
Transaction-related amortization - Jacob Holm	—	1,537	1,537
Expenses directly related to the Transactions included in Glatfelter historical amounts and assumed to be recorded in 2020 for pro forma purposes	(6,128)	—	(6,128)
Total	$(6,128)	$2,446	$(3,682)

i.A $2.4 million increase in amortization expense related to identifiable intangible assets from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition. The identifiable intangible assets consist of customer lists, technical know-how, tradenames and patents with estimated useful life of approximately 10 years; and
ii.$6.1 million of legal and professional fees directly related to the Mount Holly Acquisition included in Glatfelter’s historical amounts during the first six months of 2021 which, for pro forma purposes, are assumed to be incurred as of January 1, 2020.

d) Adjustments to selling, general and administrative expenses for the year ended December 31, 2020 consist of the following:

In thousands	Transaction costs	Intangible asset amortization	Total
Transaction-related amortization - Mount Holly	$—	$1,818	$1,818
Transaction-related amortization - Jacob Holm	—	3,074	3,074
Expenses directly related to the Transactions recorded in 2021 and assumed to be recorded in 2020 for pro forma purposes	6,128	—	6,128
Expenses directly related to the Transactions	7,593	—	7,593
Total	$13,721	$4,892	$18,613

i.A $6.1 million increase of legal and professional fees directly related to the Mount Holly Acquisition included in Glatfelter’s historical amounts during the first six months of 2021 which, for pro forma purposes, are assumed to be incurred as of January 1, 2020, and a $7.6 million adjustment for estimated expenses to be incurred that are directly related to the Jacob Holm Acquisition.
ii.A $4.9 million increase in amortization expense related to identifiable intangible assets from the application of the FASB ASC 805 to account for the Mount Holly Acquisition and the Jacob Holm Acquisition.

e) Adjustment to interest expense for the six months ended June 30, 2021 represents the following:

In thousands
Eliminate Jacob Holm historical interest expense	$(3,366)
Incremental expense associated with Bond offering	12,658
Adjustment to interest expense	$9,292

f) Adjustment to interest expense for the year ended December 31, 2020 represents the following:

In thousands
Eliminate Jacob Holm historical interest expense	$(7,660)
Incremental expense associated with Bond offering	24,818
Adjustment to interest expense	$17,158

g) The tax effect of the pro forma adjustments is based on the tax rates of the jurisdiction in which the transactions would have taken place. The tax rate reflects the impact on certain of the Transaction Accounting Adjustments giving effect to i) certain of the amounts included in the Transaction Accounting Adjustments are nondeductible for U.S. tax purposes; and ii) because Glatfelter is in a loss for U.S.-based taxable income and is unable to recognize deferred tax assets, management has determined it would be unable to recognize any tax benefit from the adjustments.

h) Reflects the amount of cash used, together with the Notes offering, to fund the Jacob Holm Acquisition, the repayment of revolving borrowings under the Credit Facility and for transaction expenses.

i) The pro forma adjustments reflect the preliminary allocation of the purchase price for the Jacob Holm
Acquisition as follows:

In thousands
Total consideration	$303,951
Less: Debt repaid	(148,959)
154,992
Less book value of net assets acquired	(28,670)
Purchase price in excess of book value of net assets acquired	$126,322
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 reflects adjustments to allocate the purchase price in excess of the book values of net assets acquired to the fair value of the assets acquired and liabilities assumed based on management’s preliminary estimate of the respective fair values. We are in the process of finalizing an analysis of the estimated fair value of the assets acquired and liabilities assumed necessary to complete the purchase price allocation. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to change and the change could be material.

The following sets forth the preliminary allocation of the purchase price in excess of the book value of net assets acquired assuming the Jacob Holm Acquisition occurred as of June 30, 2021:

In thousands
Inventory	$5,539
Property, plant and equipment	13,676
Intangible assets - customer relationships, technical know-how, patents and trademarks	68,729
Goodwill	72,991
Indemnification asset	20,000
Total assets	180,935

Deferred income taxes	13,070
Other long-term liabilities	41,543
Total liabilities	54,613
Total preliminary purchase price allocation	$126,322

j) Reflects the Notes offering, net of the repayment of revolving borrowings under the Credit Facility and the retirement of Jacob Holm’s long-term debt.
k) Reflects the elimination of the equity of Jacob Holm in accordance with FASB ASC 805.

5. Sensitivity Analysis

(a) With respect to the Jacob Holm Acquisition, we are in the process of finalizing analysis of the estimated fair value of the assets acquired and liabilities assumed necessary to complete the purchase price.allocation. Therefore, there are certain preliminary assumptions regarding the purchase price allocation used in the unaudited pro forma condensed combined financial information, for which actual amounts may differ from the amounts assumed and such differences could be material.

For purposes of the unaudited pro forma condensed combined financial information, the excess of the book value of net assets to be acquired has been allocated to the assets to be acquired and liabilities assumed based on management’s estimate of fair value, since the formal extensive fair valuation studies have not been completed. Although management considers its estimates to be reasonable, the actual fair values may differ from such preliminary estimates, the differences could be material and the amounts of depreciation or amortization expense would change accordingly.